Exhibit 4.16
Execution Version
SECURITY AGREEMENT
     This SECURITY AGREEMENT is made as of October 9, 2009 (this “Agreement”), among GEOEYE, INC., a Delaware corporation (the “Issuer”), each of the Subsidiaries of the Issuer identified under the caption “GUARANTORS” on the signature pages hereto and each entity, that becomes a Guarantor party hereto after the date hereof (the “Guarantors”; and, together with the Issuer, collectively, the “Grantors”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).
RECITALS:
     1. The Grantors and The Bank of New York Mellon, as trustee (the “Trustee”) and Collateral Agent, are parties to the Indenture dated as of October 9, 2009 (as amended, supplemented, waived, or otherwise modified from time to time, the “Indenture”), pursuant to which, as of the date hereof, the Company has issued $400,000,000 in aggregate principal amount of its 9.625% Senior Secured Notes due 2015 (the “Notes”).
     2. The terms of the Indenture require that the Grantors shall have entered into this Agreement in order to grant to the Collateral Agent for the benefit of the registered holders of the outstanding Notes (the “Note Holders”) a security interest in the Collateral (as defined in Section 2). Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture.
     3. Therefore, in consideration of the premises, and in order to induce the Note Holders to purchase the Notes, the Grantors hereby covenant and agree with the Collateral Agent for its benefit and the equal and ratable benefit of the Note Holders and the Trustee (collectively, the “Secured Parties”) as follows:
     Section 1. Definitions. (a) The following capitalized terms shall have the following meanings when used in this Agreement:
     “Act of Instructing Secured Parties” means, as to any matter at any time, including, without limitation, with respect to any matter relating to the Collateral or the Security Documents, a direction in writing delivered to the Collateral Agent by the Trustee at the direction of the Instructing Secured Parties.
     “Additional Grantor” has the meaning given to such term in Section 20 of this Agreement.
     “Additional Pledgor” has the meaning given to such term in Section 20 of this Agreement.
     “Additional Guarantor Secured Debt Obligations” means any principal, interest (including accruing subsequent to the filing of a petition in an Insolvency Proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damage and other liabilities payable under the documentation governing any Indebtedness of a Guarantor which may arise under or in connection with any guarantee in respect of Additional Secured Obligations or any Additional Secured Debt Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Additional Secured Debtholder or any Representative for Additional Secured Debtholders that are required to be paid by such Guarantor pursuant to the terms of any Additional Secured Debt Document).
     “Additional Issuer Secured Debt Obligations” means the unpaid principal and interest on (including interest accruing after the maturity of the Additional Secured Debt and disbursements in respect of letters of credit issued thereunder, if any, and interest accruing subsequent to the filing of a petition in an Insolvency Proceeding relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding ) the Additional Secured Debt and all other obligations and liabilities of the Issuer to each Representative for Additional Secured Debtholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, our of or in connection with, each Additional Secured Debt Document, any letters of credit issued thereunder, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to each Representative for Additional Secured Debtholders that are required to be paid by the Issuer) or otherwise.
     “Additional Secured Debt” means the unpaid amount of Indebtedness and other obligations of the Issuer or any Guarantor under any Additional Secured Debt Document, which Indebtedness and obligations (i) are permitted to be incurred by the Issuer or the Guarantors under the Indenture and each Additional Secured Debt Document, (ii) are permitted under the Indenture and each Additional Secured Debt Document to be secured equally and ratably with Secured Obligations under the Indenture as well as with any other Additional Secured Debt, and (iii) for which the Issuer and each Guarantor take the steps necessary under the Pari Passu Intercreditor Agreement to secure such Indebtedness equally and ratably.
     “Additional Secured Debt Document” means the agreements evidencing any Additional Secured Obligations, the Security Documents and the Pari Passu Intercreditor Agreement.
     “Additional Secured Debtholders” means, at any time, a Person which then is a holder of any Additional Secured Debt; provided that the Issuer and the applicable Representative for Additional Secured Debtholders shall have executed and delivered a joinder in accordance with Section 5.13 of the Pari Passu Intercreditor Agreement.
     “Additional Secured Obligations” means the Additional Guarantor Secured Debt Obligations and the Additional Issuer Secured Debt Obligations.
     “Agreement Collateral” has the meaning given to such term in Section 2(a)(iv) of this Agreement.

     “Assigned Agreements” has the meaning given to such term in Section 2(a)(iv) of this Agreement.
     “Bankruptcy Code” means Title 11 of United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.
     “Bankruptcy Law” means the Bankruptcy Code or any similar federal or state or other law for the relief of debtors.
     “Collateral” has the meaning given to such term in Section 2(a) of this Agreement.
     “Computer Software” has the meaning given to such term in Section 2(a)(vii)(E) of this Agreement.
     “Copyrights” has the meaning given to such term in Section 2(a)(vii)(C) of this Agreement.
     “FCC” means the United States Federal Communications Commission or any successor agency thereto.
     “GeoEye Business” means any business conducted or proposed to be conducted by the Issuer on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
     “GeoEye System” means each Satellite and the TTC&M Facilities.
     “Governmental Approvals” means any Telecommunications Approval and any other material authorizations, consents, approvals, licenses, rulings, permits, certifications, exemptions, filings or registrations by or with a Telecommunications Authority or other Governmental Body required by applicable requirements of law to be obtained or held by the Issuer or any of its Subsidiaries in connection with the GeoEye Business, the due execution, delivery and performance of the Secured Obligation Documents, the creation, perfection and enforcement of the Liens contemplated by the Secured Obligation Documents or the other transactions contemplated hereby.
     “Governmental Body” means any international body, any national, foreign or federal government, any state or political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity authorized or vested with the jurisdiction to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to the foregoing and any corporation or other entity wholly owned or controlled, through stock or capital or otherwise, by any of the foregoing.
     “Indemnitee” has the meaning given to such term in Section 13(m)(i) of this Agreement.
     “Indenture” has the meaning given to such term in the recitals to this Agreement.
     “Insolvency Proceeding” means:

     (i) any case under any Bankruptcy Law with respect to the Issuer or any other Obligor, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Obligor, any receivership or assignment for the benefit of creditors or any similar case or proceeding with respect to the Issuer or any other Obligor, in each case whether or not voluntary;
     (ii) any liquidation, dissolution or other winding up of the Issuer or any other Obligor involving bankruptcy or insolvency, in each case whether or not voluntary; or
     (iii) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Obligor are determined and any payment or distribution is or may be made on account of such claims, other than a liquidation, winding up or dissolution of the Issuer or any other Obligor not involving bankruptcy or insolvency.
     “Instructing Secured Parties” means, at any time, Secured Parties holding more than 50% of the outstanding principal amount of the Notes at such time.
     “Insurance Collateral” has the meaning given to such term in Section 2(a)(xi) of this Agreement.
     “Intellectual Property” has the meaning given to such term in Section 2(a)(vii)(G) of this Agreement.
     “Intellectual Property Collateral” has the meaning given to such term in Section 2(a)(vii) of this Agreement.
     “IP Security Agreement Supplement” has the meaning given to such term in Section 2(a)(vii)(A) of this Agreement.
     “Licenses” has the meaning given to such term in Section 2(a)(vii)(F) of this Agreement.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of the Indenture and the Security Documents or the material rights and remedies of the Holders, the Trustee and the Collateral Agent, in each case, taken as a whole.
     “New Collateral” has the meaning given to such term in Section 5(e) of this Agreement.
     “NOAA” means the United States Department of Commerce’s National Oceanic and Atmospheric Administration or any successor agency thereto.
     “Note Holders” has the meaning given to such term in the recitals to this Agreement.
     “Notes” has the meaning given to such term in the recitals to this Agreement.
     “Obligor” means each of the Issuer and the other Grantors.

     “Patents” has the meaning given to such term in Section 2(a)(vii)(A) of this Agreement.
     “Pledged Notes” has the meaning given to such term in Section 2(a)(xii)(B) of this Agreement.
     “Pledged Securities” has the meaning given to such term in Section 2(a)(xii)(B) of this Agreement.
     “Pledged Stock” has the meaning given to such term in Section 2(a)(xii)(A) of this Agreement.
     “Pledgors” means the Grantors whose names are listed from time to time on Schedules VI and VII hereto.
     “PTO” has the meaning given to such term in Section 2(a)((vii)(B) of this Agreement.
     “Representative for Additional Secured Debtholders” means the Trustee and any trustee or agent designated as an “Authorized Representative” in accordance with Section 5.13 of the Pari Passu Intercreditor Agreement for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder.
     “Satellites” has the meaning given to such term in Section 2(a)(i)(A) of this Agreement.
     “Scheduled Assets” has the meaning given to such term in Section 4(i)(iii) of this Agreement.
     “Secured Obligation Documents” means, collectively, the Indenture, the Notes and the Security Documents.
     “Secured Obligations” means all obligations of every nature of any Obligor from time to time owed to any Secured Party under any of the Secured Obligation Documents (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, principal, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Obligation Document after the maturity of the related loans, notes and/or reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Obligation Document after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), breakage costs, fees, expenses, premium (if any), letter of credit reimbursement obligations (regardless of whether or not any drawing has been made thereon), under the Secured Obligation Documents and any indemnifications, reimbursements, damages, all other liabilities payable under the Secured Obligation Documents and all increases, renewals, extensions and refinancings of the foregoing.
     “Secured Parties” has the meaning given to such term in the recitals to this Agreement.
     “Security Documents” shall mean this Agreement, each Mortgage, and each other agreement, document or instrument entered into for the purposes of creating and/or perfecting a Lien granted to the Collateral Agent, for the benefit of the Secured Parties, on the Collateral to secure the Secured Obligations, as amended, modified, renewed or restated from time to time, in accordance with its terms and the terms of this Agreement, and all agreements entered into in substitution, refinancing or replacement thereof in accordance with the terms of this Agreement.
     “Telecommunications Approval” means an order, instrument or approval of any applicable Telecommunications Authority granting the Issuer authority to construct, launch, operate and maintain each of the Satellites and TTC&M Facilities used in connection with the GeoEye Business, including national and local telecommunications licenses and compliance with International Telecommunication Union procedures and requirements.
     “Telecommunications Authority” means the FCC and NOAA, or any successor agency thereto.
     “Trademarks” has the meaning given to such term in Section 2(a)(vii)(B) of this Agreement.
     “Trade Secrets” has the meaning given to such term in Section 2(a)(vii)(D) of this Agreement.
     “Trustee” has the meaning given to such term in the recitals to this Agreement.
     “TTC&M Facilities” means the downlink, production and distribution facilities and other ground equipment necessary for the tracking, telemetry, control and monitoring of any Satellite operated by or on behalf of the Issuer or any Subsidiary of the Issuer in connection with the GeoEye Business and includes such facilities and such other ground equipment located at Point Barrow, Alaska, Fairbanks, Alaska, Thornton, Colorado, Mission, Kansas, Norman Oklahoma, Dulles, Virginia and Fairmont, West Virginia.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted pursuant to any Secured Obligation Document are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
          (b) Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, and the following terms are used herein as defined in the UCC: Accounts, Chattel Paper, Check, Commercial Tort Claim, Commodity Account, Deposit Account, Electronic Chattel Paper, Equipment, General Intangible, Goods, Instrument (as such term is defined in Article 9 of the UCC), Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Note, Securities Account, and Tangible Chattel Paper.
          (c) Any reference to this Agreement, any Security Document or any other agreement refers to this Agreement or such Security Document or other agreement as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.
     Section 2. Grant of Security Interest; Pledge; Secured Obligations.
          (a) Grant of Security Interest; Pledge. To secure the due and punctual payment of the Secured Obligations, each Grantor hereby pledges, assigns as security and grants to the Collateral Agent, for itself and for the benefit of the other Secured Parties, a continuing security interest in and Lien on such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing or arising (collectively, the “Collateral”):
          (i) all Equipment, including, without limitation:
          (A) any satellite owned by, or leased to, any Grantor, including, without limitation, any satellite purchased pursuant to the terms of a satellite purchase agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service) (collectively, the “Satellites”);
          (B) ground segment equipment for tracking, telemetry, control and monitoring of the Satellites and for the receipt of raw imagery and data from the Satellite and owned by any Grantor;
          (C) to the extent not otherwise included in the foregoing clauses (A) and (B), all Equipment in all of its forms, including, without limitation, all machinery, apparatus, installation facilities, satellites, tools, motor vehicles, vessels, aircraft having a value in excess of $1.0 million individually, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is imbedded in and is part of the Equipment, in each case wherever located, and whether on earth or in (or in transit to or from) orbit;
          (ii) all Inventory in all of its forms, including, without limitation, (1) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (2) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (3) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is imbedded in and is part of the Inventory;
          (iii) all rights, claims and benefits of such Grantor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Grantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;
     (iv) all contracts or agreements to which any Grantor is a party, including, without limitation, the following:
     (A) each satellite construction contract; and
     (B) each data licensing, distribution or other agreement between any Grantor and licensees, customers or distributors;
in each case as such contracts or agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (v) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, including agreements with the National Geospatial-Intelligence Agency, (w) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (x) all rights to receive property, assets, services or other performance thereunder, (y) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (z) the right of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (collectively, the “Agreement Collateral”);
     (v) all Governmental Approvals now or hereafter held in the name, or for the benefit, of any Grantor or any Subsidiary of any Grantor;
     (vi) all Accounts, Chattel Paper (including, without limitation, Tangible Chattel Paper and Electronic Chattel Paper), Documents, Goods, Instruments (including, without limitation, Promissory Notes), Investment Property, Deposit Accounts, Commodity Accounts, Letter of Credit Rights and General Intangibles (including, without limitation, Payment Intangibles), and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, Letters of Credit and other contracts securing or otherwise relating to the foregoing property;
     (vii) the following (collectively, the “Intellectual Property Collateral”):
     (A) all of such Grantor’s United States, international and foreign patents, patent applications and utility models, including, without limitation, the patents and patent applications set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement (an “IP Security Agreement Supplement”), executed and delivered by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
     (B) all of such Grantor’s trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifies, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and application for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule II hereto (as such Schedule II may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), and all other marks registered in the United States Patent and Trademark Office (the “PTO”) or in any office or agency of any state or territory of the United States or any foreign country (but excluding any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d)), and all rights therein provided by international treaties or conventions, all renewals of any of the foregoing, together in each case with the goodwill of the business associated therewith and symbolized thereby, and all rights corresponding thereto throughout the world, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trademarks”);
     (C) all of such Grantor’s copyrights, copyright applications, copyright registrations and like protections in each of such Grantor’s works of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Copyrights”);
     (D) all of such Grantor’s rights in proprietary information, including, without limitation, knowhow, trade secrets, proprietary and confidential manufacturing and production processes and techniques, research and development information, technical data, plans, blueprints, designs, models, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawing, test reports, manuals, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, the “Trade Secrets”);
     (E) all of such Grantor’s rights in software, including, without limitation, computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentations and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (collectively, the “Computer Software”);
     (F) all licenses or agreements to which such Grantor is a party, whether granting or obtaining rights to use the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or granting or obtaining rights to use the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, and all income, royalties and other payments now or hereafter due and/or payable to such Grantor with respect thereto, subject, in each case, to the terms of such license agreements and franchise agreements (collectively, the “Licenses”); and
     (G) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses (collectively, “Intellectual Property”), with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
     (viii) the following:
     (A) all Promissory Notes, certificates of deposit, Deposit Accounts, Checks and other Instruments held in the possession of the Collateral Agent; and
     (B) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Deposit Accounts;
     (ix) all Commercial Tort Claims described in Schedule IV hereto;
     (x) all books and records (including, without limitation, customer lists, credit files, computer programs, software, printouts and other computer materials and records) of such Grantor pertaining to any of the Collateral;
     (xi) all insurance policies, whether owned by or payable to such Grantor, insuring against any risk whatsoever (including, without limitation, casualty, property damage, liability and death), including, without limitation, all such policies required to be maintained under Section 4.15 of the Indenture with respect to any

Satellite or any other property of such Grantor, all loss proceeds and other amounts payable thereunder to such Grantor, any indemnity, warranty or guaranty in respect of the property insured thereby, and all eminent domain or similar proceeds or awards with respect thereto and all other rights of such Grantor with respect thereto (collectively, the “Insurance Collateral”);
     (xii) the following:
       (A) the shares of Capital Stock listed opposite such Pledgor’s name on Schedule VI hereto and any other or additional shares acquired by such Pledgor after the date hereof (collectively, the “Pledged Stock”); and
       (B) the notes listed opposite such Pledgor’s name on Schedule VII hereto and any other or additional notes acquired by such Pledgor after the date hereof (collectively, the “Pledged Notes” and, together with the Pledged Stock, the “Pledged Securities”);
     (xiii) the Satellite Construction Collateral Account;
     (xiv) the Event of Loss Collateral Account;
     (xv) all Proceeds, products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses (i) through (xiv) of this Section (including, without limitation, all causes of action, claims, warranties and guaranties now or hereafter held by any Grantor in respect of any of the items listed above);
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall not include, the following: (A) leasehold interests in real property and vehicles and other assets in which a security interest hereunder may be perfected only through compliance with a non-UCC certificate of title statute of any state of the United States of America or of the District of Columbia (but not including proprietary technology or Satellite assets or ground segment equipment related thereto), (B) any Governmental Approval which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder, and any Governmental Approval as to which the grant of a Lien or direct security interest is prohibited by or cannot be recognized under applicable law to the extent necessary so as to avoid such voidness, avoidability, terminability, revocability or prohibition, but the Collateral shall include, to the maximum extent permitted by law, all rights of such Grantor incident or appurtenant to such Governmental Approval and the right of such Grantor to receive all proceeds derived from or in connection with the sale, assignment or transfer of such Governmental Approval, (C) items as to which a security interest cannot be granted without violating contract rights (provided that the Issuer will use commercially reasonable efforts to obtain any necessary consent with respect to any after-acquired property) or applicable law, (D) any property subject to Liens securing Vendor Financing or the obligations described in clauses (2), (7), (17), (21) or (28) of

Permitted Liens, (E) more than 66% of the total combined voting power of all classes of issued and outstanding Capital Stock of any Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia, that is entitled to vote, (F) any assets in which a security interest therein is prohibited by any law, rule or regulation applicable to such asset or to any Pledgor except to the extent that such applicable law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC to prevent the attachment of the security interest granted hereunder or (G) such portion (if any) of any Pledged Securities consisting of Capital Stock of any Subsidiary of the Issuer to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the SEC of separate financial statements of such Subsidiary that are not otherwise required to be filed, but only to the extent necessary not to be subject to such requirement.
          (b) If from time to time any Collateral consisting of: cash, cash equivalents, Deposit Accounts, Securities Accounts or other pledges or deposits of cash and cash equivalents of any Grantor are pledged by such Grantor to secure the obligations described in clauses (2), (3), (12), (21) or, solely to the extent relating to cash hedges, (25) of Permitted Liens; then the Lien created pursuant to this Agreement in such Collateral shall be immediately and automatically released, without any consent of the Collateral Agent or the other Secured Parties, but only to the extent of such other Liens or security interests, and only for so long as the same are in effect, and the Collateral Agent, at the request and sole expense of such Grantor, shall cooperate with such Grantor to confirm all releases or other documents reasonably necessary or desirable to evidence the release of such Collateral from the Liens; provided that, prior to confirming any such release or other document, the Collateral Agent shall have received from such Grantor an Officers’ Certificate and an Opinion of Counsel to the effect that any such action is authorized or permitted by this Agreement.
          (c) Secured Obligations. The Collateral hereunder constitutes and will constitute continuing security for the prompt and complete performance and payment when due (whether at stated maturity, by acceleration or otherwise) of:
          (i) all Secured Obligations with respect to the Secured Obligation Documents, including without limitation all principal of and interest on the Notes and payment of all amounts owing under the Guarantees, whether now existing or hereafter arising; and
          (ii) all other additional Secured Obligations.
     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Secured Obligation Document, nor shall the Collateral Agent or any other Secured

Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     Section 4. Representations and Covenants of the Grantors.
          (a) Location of Chief Executive Offices; Domicile; Organizational Identification Number. Each Grantor agrees that it will not change its name, organizational identification number (if any) or the jurisdiction of its organization without providing prior written notice to Collateral Agent.
          (b) Ownership of Collateral.
          (i) Each Grantor represents that it is the owner of the Collateral of such Grantor free from any adverse Lien, security interest or encumbrance, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), except such as may have been filed in favor of the Collateral Agent relating to the Collateral or as otherwise permitted under the Secured Obligation Documents.
          (ii) Except for the security interests herein granted and except for Permitted Liens, each Grantor shall be the owner of the Collateral of such Grantor free of any Liens or other encumbrances, and such Grantor shall defend the same against all claims and demands of all persons other than holders of Permitted Liens at any time claiming the same or any interest therein adverse to the Collateral Agent and/or the other Secured Parties. Except as not prohibited by the Secured Obligation Documents, such Grantor shall not pledge, mortgage or create or suffer to exist a security interest in the Collateral of such Grantor in favor of any person other than the Collateral Agent and the other Secured Parties.
          (c) Maintenance of Collateral. At any time after the occurrence and during the continuance of an Event of Default (as defined below), the Collateral Agent may inspect the Collateral at any reasonable time and upon reasonable notice, wherever located. At any time after the occurrence and during the continuation of an Event of Default, in its discretion, the Collateral Agent may, upon receiving the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties, discharge taxes and other encumbrances at any time levied or placed on the Collateral, which remain unpaid in violation of the Secured Obligation Documents, make repairs thereof and pay any necessary filing fees incurred in connection with the perfection, protection or enforcement of Collateral Agent’s rights hereunder. Each Grantor agrees to reimburse the Collateral Agent, promptly upon receipt of a reasonably detailed written invoice therefore, for any and all expenditures so made, and until paid, the amount thereof shall be a debt secured by the Collateral of such Grantor. The Collateral Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve such Grantor of any default.

          (d) Creation and Perfection of Lien. (i) Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties and covenants with the Collateral Agent and the other Secured Parties that this Agreement creates a valid security interest in the Collateral of such Grantor in favor of the Collateral Agent as security for the payment and performance of the Secured Obligations. Upon (A) the filing of (1) a UCC-1 financing statement against each Grantor in the jurisdiction of organization of such Grantor under the UCC as the same may be in effect from time to time in the jurisdiction of organization of such Grantor and (2) in respect of Intellectual Property Collateral consisting of registrations and applications, the Grant of Security Interest in Intellectual Property Agreements substantially in the form attached hereto as Attachment A with the United States Patent and Trademark Office and the United States Copyright Office, as applicable (provided that additional filings may be required to perfect the Collateral Agent’s and the other Secured Parties’ security interest in such of the Collateral consisting of applications or registrations for Intellectual Property registered outside of the United States), in each case naming such Grantor as debtor and the Collateral Agent, for itself and for the benefit of the other Secured Parties, and (B) the payment of all applicable fees, all filings will have been made and all other actions will have been taken that are necessary or advisable under the UCC, to establish and perfect the Collateral Agent’s security interest in such of the Collateral as to which a security interest may be perfected by filing under the UCC, and such security interest shall remain prior to all other Liens, except those not prohibited by the Secured Obligation Documents. No further filings, recordings or other actions are or will be necessary to maintain the priority of such security interest with respect to such Collateral other than the filing of UCC continuation statements within six months prior to the expiration of a period of five years after the original filing and any amendments that may be required from time to time to maintain the validity and/or sufficiency of such filing under the UCC.
          (ii) Upon the delivery of the certificates and/or instruments representing the Pledged Securities, together with corresponding stock powers, allonges or other appropriate instruments of assignment executed in blank, to the Collateral Agent pursuant to Section 4(j) hereof, the Collateral Agent shall have a valid first priority Lien upon and perfected security interest in such Pledged Securities and the proceeds thereof, subject to no prior security interest, Lien charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of such Pledgor which would include its Pledged Securities, except as otherwise not prohibited by the Secured Obligation Documents.
          (e) No Further Actions. Except for the filings referred to in paragraph (d) above, no consent, authorization, approval or other action by, and no notice of filing with, any governmental authority or regulatory body or other Person that has not been received, taken or made is required (i) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantors, (ii) for the perfection and maintenance of the security interest hereunder (including the first priority nature of such security interest) to the extent such security interest may be perfected by such filings referred to in paragraph (d) above, or (iii) except as provided in Section 23, for the exercise by the Collateral Agent and/or the other Secured Parties of the rights or the remedies in respect of the Collateral pursuant to this Agreement.

          (f) [Reserved.]
          (g) Cooperation. Each Grantor agrees, after the occurrence and during the continuation of an Event of Default, to take any actions that the Collateral Agent, at the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties, may reasonably request in order to enable the Collateral Agent and the other Secured Parties to obtain and enjoy the full rights and benefits granted to them by this Agreement or the Indenture. Each Grantor further consents, after the occurrence and during the continuation of an Event of Default, to the transfer of control or assignment of all or any portion of the Collateral of such Grantor to any purchaser of the Collateral of such Grantor pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Collateral Agent and/or the other Secured Parties as permitted by this Agreement or the Indenture, applicable law or otherwise, subject to the receipt of any required Governmental Approvals.
          (h) Access to Books and Records and the Collateral. Each Grantor shall permit the Collateral Agent’s representatives to have access to its books and records and the Collateral from time to time (which shall be during regular business hours), as requested by such Person, for purposes of examination, verification, inspection, and appraisal thereof and/or any other purpose permitted by the Secured Obligation Documents. Except after the occurrence of a Default or an Event of Default, the Collateral Agent shall give such Grantor at least one Business Day’s telephonic notice before exercising the rights granted in the preceding sentence.
          (i) Intellectual Property. As to each Grantor and such Grantor’s Intellectual Property:
          (i) Grantor’s Rights. The use by such Grantor of any Intellectual Property Collateral and the conduct of each Grantor’s business does not misappropriate, violate or infringe the intellectual property rights of any third party, and no claim has been asserted in writing that the use of such Intellectual Property Collateral does or is likely to misappropriate, violate or infringe the intellectual property rights of any third party, in each case, except as would not have a Material Adverse Effect.
          (ii) Ownership. Without limiting the generality of Section 5(b), except where the failure to do so would not have a Material Adverse Effect, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to any Intellectual Property Collateral owned by such Grantor and is entitled to use all such Intellectual Property Collateral without limitation, subject only to (A) the license terms of the Licenses and (B) applicable law.
          (iii) Identification of Intellectual Property. Set forth on Schedule I hereto is a complete and accurate list of all of the U.S. and material foreign patents and patent applications owned by such Grantor. Set forth on Schedule II hereto is a complete and accurate list of all of the U.S. and material foreign Trademark registrations and applications owned by such Grantor. Set forth on Schedule III hereto is a complete and accurate list of all U.S. and material foreign Copyright registrations and applications owned by such Grantor. Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the material patents, patent applications, Trademark registrations and applications and Copyright registrations and applications set forth on Schedules I, II and III hereto (collectively, the “Scheduled Assets”).
          (iv) Validity of Intellectual Property Collateral. To such Grantor’s knowledge, each of the material Scheduled Assets is subsisting and has not been adjudged invalid, expired or unenforceable, in whole or in part, and is valid and enforceable. As of the date hereof, each material License of each Grantor is, to such Grantor’s knowledge, subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no Grantor is aware of any uses of any item of Intellectual Property Collateral which would be expected to lead to such item becoming invalid or unenforceable.
          (v) Proper Notice. Except where the failure to do so would not have a Material Adverse Effect, such Grantor has used the required applicable statutory notice in connection with its use of the material patents, registered trademarks and service marks, and copyrights set forth on Schedules I, II and III.
          (vi) No Outstanding Claims. To each Grantor’s knowledge, no claim has been made in writing, threatened to or by any Grantor, that any item of Intellectual Property Collateral is invalid or unenforceable, except as would not have a Material Adverse Effect. To such Grantor’s knowledge, there is currently no infringement or other violation of any item of Intellectual Property Collateral by any Person, except as would not have a Material Adverse Effect.
          (vii) Quality Control. Such Grantor has taken commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and the provision of all services provided under or in connection with any of the material Trademarks included in the Intellectual Property Collateral, and has taken commercially reasonable steps to ensure that all licensed users of any of the material Trademarks included in the Intellectual Property Collateral, use such consistent standards of quality, in each case, except where the failure to do so would not have a Material Adverse Effect.
          (j) Pledged Securities. As to each Pledgor and such Pledgor’s Pledged Securities:
          (i) Certificates and Instruments of Assignment. At such times as the certificates and/or instruments representing the Pledged Securities (whether now existing or hereafter received as a result of stock dividends, stock splits, workouts, reorganizations, restructurings or otherwise) are delivered to the Collateral Agent in accordance with this Agreement, such certificates and/or instruments shall be accompanied by stock powers, allonges or other appropriate instruments of assignment with respect thereto duly executed in blank by the respective Pledgor as the registered owner of its Pledged Securities.

          (ii) Ownership. Such Pledgor is the legal, beneficial and record owner and has good title to all of its Pledged Securities free and clear of all claims, mortgages, pledges, Liens, hypothecation, security interests and other encumbrances of every nature whatsoever except to or in favor of the Collateral Agent and the Secured Parties hereunder and otherwise permitted to exist pursuant to the Secured Obligation Documents.
          (iii) Validity of Shares. All of the shares of its Pledged Stock have been duly and validly issued and are fully paid and non-assessable.
          (iv) No Purchase Rights. Except as set forth in Schedule VIII hereto, there are presently outstanding no options, warrants or other rights to purchase or acquire any additional shares of the Pledged Stock of any of such Pledgor.
          (v) No Default. To the knowledge of such Pledgor, there is no default, breach, violation or event of acceleration existing under the Pledged Notes (if any) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under the Pledged Notes (if any), in each case, except as would not have a Material Adverse Effect.
          (vi) Authority. Such Pledgor has and has duly exercised full power and authority to enter into this Agreement and to pledge its Pledged Securities as herein contemplated.
          (k) Control Agreements. Grantors shall use commercially reasonable efforts to subject all deposit accounts and securities accounts with average balances in excess of $7,500,000 to a control agreement in favor of the Collateral Agent. The Collateral Agent shall have no obligation to execute and deliver any control agreement that imposes any indemnity or other obligations on the Collateral Agent.
     Section 5. Covenants and Further Assurances.
          (a) Each Grantor at its sole cost and expense agrees to file, record, execute, acknowledge and deliver to the Collateral Agent from time to time as necessary or at its request all documents and instruments, including financing statements and supplemental security agreements, and to take all action as may be necessary in order to assure, perfect, transfer and confirm the rights conveyed by the Security Documents, including without limitation, the execution of stock transfer orders, stock powers, notifications to obligors on its Pledged Securities, the providing of notification in connection with the book entry security or general intangibles and the providing of instructions to issuers of uncertificated securities or financial intermediaries, and will do all such other acts as may be necessary or as the Collateral Agent and/or the Instructing Secured Parties may reasonably request with respect to the perfection and protection of the security interest granted herein and the security interest effected hereby to perfect or otherwise protect the security interest and the Lien created hereby, to the extent permitted by applicable law.

          (b) Each of the Grantors agrees that it shall not (i) sell, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Intellectual Property Collateral, or any portion thereof, or any interest therein, except as permitted by the Secured Obligation Documents, and except for Intellectual Property Collateral which is not material to the business of such Grantor or not commercially viable to maintain, or (ii) create or suffer to exist any Lien upon or with respect to any of the Intellectual Property Collateral, except for Liens not prohibited by the Secured Obligation Documents and for the pledge, assignment and security interest created by this Agreement.
          (c) Without limiting the generality of Section 5(a) above, each Grantor will, upon the reasonable request of the Collateral Agent or if necessary to perfect or maintain the perfection of the Collateral Agent’s security interest therein or to preserve its Lien thereon, with respect to the Intellectual Property Collateral owned by such Grantor, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve in the United States the pledge, Lien, priority and security interest granted or purported to be granted hereby, including, without limitation, one or more Grants of Security Interest in Intellectual Property Rights Agreements substantially in the form attached hereto as Attachment A, and any updates or amendments thereto.
          (d) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          (e) Each Grantor acknowledges and agrees that, if it obtains an ownership interest in any patent, patent application, Trademark registration or application, Copyright registration or application, or any interest in a License or other intellectual property, which is not now a part of the Intellectual Property Collateral (the “New Collateral”), (i) the provisions of Section 2 will automatically apply thereto, and (ii) any such New Collateral (together with the goodwill of the business connected with the use of any Trademark that is included in the New Collateral) will automatically become part of the Intellectual Property Collateral; provided that (i) to the extent the consent of any other party to any such License is required, under the terms thereof, for the collateral assignment thereof, or to the extent that any such License otherwise prohibits the creation of a security interest therein, then this Agreement shall not affect any collateral assignment of (or otherwise be applied so as to cause a default under) such License for so long as (but only for so long as) such consent would be required and has not been obtained and (ii) any New Collateral shall exclude any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d). Each Grantor further agrees that it shall deliver to the Collateral Agent a written report, in reasonable detail, on an annual basis concurrent with the delivery of the audited financial information, setting forth each new patent, patent application, Trademark registration or application, and Copyright registration or application that such Grantor has filed, acquired or otherwise obtained in the U.S. during the preceding annual reporting period. Such Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedules I, II and III hereto (and shall reasonably cooperate with the Collateral Agent in effecting any such amendment) to include any patent, patent application, Trademark registration or application, Copyright registration or application, License or other New Collateral which becomes part of the Intellectual Property Collateral.
          (f) With respect to each material patent, patent application, Trademark registration or application, Copyright registration or application set forth in Schedule I, II or III hereto (as amended from time to time), each Grantor agrees to take reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office or in any court, to (i) maintain each such patent, Trademark or Copyright registration, and (ii) pursue the prosecution of each such patent application, Trademark or Copyright application now or hereafter included in the Intellectual Property Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except in each case to the extent that the relevant Grantor shall have first determined in its sound and reasonable business judgment that such maintenance or prosecution of the same is no longer desirable in the conduct of such Grantor’s business or that such Intellectual Property Collateral is not material to such Grantor’s business. Any and all expenses incurred in connection with such activities will be borne by such Grantor.
          (g) In the event that any Pledgor receives or acquires any additional or substitute shares of Capital Stock of any Person of any class or any additional or substitute note or is owed any other debt that Pledgor may elect to be evidenced by a note, such Pledgor shall promptly pledge and deliver to the Collateral Agent certificates representing all such shares and such notes or instruments representing such other debt owed to it as additional security for the Secured Obligations. All such shares, notes and instruments shall constitute Pledged Securities and are subject to all provisions of this Agreement.
          (h) From and after the date hereof, if the Issuer or any Grantor acquires any property which is of a type constituting Collateral under this Agreement or any other Security Document, it shall as soon as practicable after the acquisition thereof, execute and deliver such security instruments, financing statements, Mortgages and such certificates and opinions of counsel as are required under the Indenture and this Agreement to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.
          (i) On or prior to the date on which any other Additional Secured Debt Documents are executed or the date on which any other Additional Secured Debt contemplated thereby is incurred, the Grantors shall (i) cause any other Representatives for Additional Secured Debtholders to enter into the Pari Passu Intercreditor Agreement, (ii) enter into supplemental Security Documents, pursuant to which the Grantors shall grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in any assets or property of the Grantors not otherwise granted under the Indenture prior to such date to the extent the Grantors grant a security interest in such assets to the Representative for Additional Secured Debtholders or any Additional Secured Debtholders; such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Agent may reasonably request, and (iii) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Agent shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Agreement and any supplemental Security Documents.
          (j) The Collateral Agent shall enter into the (i) Pari Passu Intercreditor Agreement upon receipt of an Officers’ Certificate from the Issuer certifying that Additional Secured Debt has been incurred as permitted under the Secured Obligation Documents and (ii) Junior Lien Intercreditor Agreement upon receipt of any Officers’ Certificate from the Issuer certifying that Junior Lien Collateral Indebtedness has been incurred as permitted under the Secured Obligation Documents.
     Section 6. Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney-in-fact, effective at all times subsequent to the occurrence of an Event of Default, and during the continuance thereof, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, the power and right (i) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, drafts, filings or other forms of payment or security of such Grantor that may come into the Collateral Agent’s possession, and (ii) to do all other things which the Collateral Agent then determines to be necessary to carry out the terms of this Agreement; provided that the Collateral Agent acknowledges that applicable law does not permit the grantee of a power of attorney to execute any application, report, document or other instrument to be filed with the Federal Communications Commission on behalf of and in place of the party granting such power of attorney. Each Grantor ratifies and approves all acts of such attorney-in-fact. The power conferred on the Collateral Agent hereunder is solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise such power. This power of attorney is coupled with an interest and may not be revoked by any Grantor while any Secured Obligations are owing to the Collateral Agent or the other Secured Parties.
     Section 7. Special Provisions Relating to Certain Collateral.
          (a) [Reserved].
          (b) Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 8 of this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, licensable, sublicensable, and/or permitted under the Licenses, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, provided that (i) such license shall be subject to the exclusive rights of any licensee under a license granted prior to such time, to the extent such license was in effect as of the date hereof, and (ii) any sublicenses duly granted by the Collateral Agent under this license shall survive in accordance with their terms.
          (c) Accounts Receivable. Until the Collateral Agent elects at the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties (which direction and election may only be made after the occurrence of an Event of Default and during the continuation thereof) that debtors on accounts receivable of any Grantor or obligors on Accounts, Chattel Paper or General Intangibles of such Grantor or obligors on Instruments for which such Grantor is an obligee or lessees or conditional vendees under agreements governing the leasing or selling by conditional sale of Collateral of such Grantor by such Grantor, be notified of the Collateral Agent’s and other Secured Parties’ security interest, such Grantor shall continue to collect payment thereof. Upon the making of such an election by the Collateral Agent at the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties, as and for so long as such Event of Default is continuing, such Grantor shall hold the proceeds received from collection of such receivables as trustee for the Collateral Agent and shall turn the same over to the Collateral Agent, or to such other bank or Person as may be approved by the Collateral Agent, promptly upon receipt in the identical form received. After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may, upon receiving the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties, cause such Grantor to notify such account debtors and obligors that payment thereof is to be made directly to the Collateral Agent, and the Collateral Agent, upon receiving the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties, may itself, at any time after the occurrence of an Event of Default and during the continuance thereof, without notice to or demand upon such Grantor, so notify such account debtors and obligors. The making of such an election or the giving of any such notification shall not affect the duties of such Grantor described above with respect to proceeds of collection of accounts receivable received by such Grantor. The Collateral Agent shall apply the proceeds of such collection received by the Collateral Agent in accordance with Section 6.10 of the Indenture or with the provisions of the Pari Passu Intercreditor Agreement if it is in effect.
     (d) Pledged Securities. (i) Each Pledgor hereby covenants and agrees that it will not, except as otherwise not prohibited under the Secured Obligation Documents (A) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of its Pledged Securities; or (B) create, incur, assume or permit to exist, and will defend the Pledged Securities against, and will take such other actions as are necessary to remove, any Lien or claim on or to the Pledged Securities, other than the Liens created hereby and Liens permitted under the Secured Obligation Documents, and will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to any of the Pledged Securities against the claims and demands of any and all Persons.

          (ii) Provided that there exists no Event of Default and so long as each Pledgor shall be the record owner of its Pledged Securities, such Pledgor shall be entitled, to the extent permitted by applicable law, to exercise voting power and other consensual rights with respect to its Pledged Securities; provided that in no event shall such Pledgor exercise such voting power or consensual rights in any manner contrary to or violative of the terms hereof or with the terms of the Secured Obligation Documents. Upon the occurrence of an Event of Default which is continuing and notice to the applicable Grantor, the Collateral Agent and the Secured Parties shall have those rights specified in Section 8, subject to the receipt of any required Governmental Approvals.
          (iii) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all dividends and distributions made on the Pledged Securities, but only if and to the extent not prohibited by the terms of the Indenture.
          (e) All loss proceeds and other amounts payable under the insurance policies referenced in paragraph 2(a)(xi) hereof shall be deposited into a segregated account in the name of the applicable Grantor at the Collateral Agent, in accordance with the terms of the Indenture.
     Section 8. Events of Default; Remedies.
          (a) (a) Subject to the terms of any applicable Intercreditor Agreement, upon the occurrence of an Event of Default and during the continuation thereof, whether or not any of the Secured Obligations are due or the Collateral Agent has received an Act of the Instructing Secured Parties directing the Collateral Agent to so act, the Collateral Agent (i) may (on behalf of itself and the other Secured Parties) demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral in accordance with the terms of the Indenture and (ii) shall have full power and authority to take the following actions, subject to the receipt of any required Governmental Approvals and the terms of the Indenture: (A) sell or otherwise dispose of the Pledged Securities or other Collateral under the Security Documents or any part thereof; (B) exercise (and it shall have the sole right to exercise) voting and other consensual rights with respect to the Pledged Securities with respect to any and all matters and to exercise all rights to payments, conversion, exchange, subscription or otherwise with respect to the Pledged Securities; (C) exercise any and all rights and remedies of a secured party under the UCC; and (D) take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents. After the occurrence and during the continuance of an Event of Default, all dividends and distributions made on the Pledged Securities shall be paid over to the Collateral Agent (for itself and for the benefit of the Secured Parties) to be held by the Collateral Agent as collateral security for the Secured Obligations.
          (b) To the extent permitted by any applicable law, any sale or other disposition by the Collateral Agent, as permitted under Section 8(a) above, may be made by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Collateral Agent may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall have been met if such notice is telegraphed, sent by facsimile, cabled or mailed, postage prepaid, at least ten (10) days before the time of such sale or other disposition to each person entitled thereto at such person’s address as specified in Section 19 below. To the extent permitted by any applicable law, the Collateral Agent and/or any Secured Party may buy any or all of the Pledged Securities upon any public or private sale thereof. To the extent permitted by any applicable law, upon any such sale or sales the Pledged Securities so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor thereof to the extent permitted by applicable law. In the event any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, the applicable Pledgor(s) shall execute, and hereby agree to cause the issuer of any Pledged Securities to execute, as necessary, all applications or other instruments as may be required; provided that the foregoing shall not obligate such Pledgor(s) to register the Pledged Securities under the Securities Act of 1933. The proceeds of any such sale or other disposition shall be applied to the payment of Secured Obligations in the order of priorities set forth in Section 6.10 of the Indenture. The Pledgors jointly and severally shall be liable for any deficiency in payment of the Secured Obligations, including all costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Pledged Securities, as hereinbefore enumerated.
          (c) Each Pledgor recognizes that the Collateral Agent or the Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that private sales so made may be at a price and on other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that neither the Collateral Agent nor the Secured Party has any obligation to delay the sale of any such Pledged Securities for the period of time necessary to permit such Pledged Securities to be registered for public sale under the Securities Act of 1933. Each Pledgor agrees that sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by virtue of any sale made on terms less favorable to the seller resulting from the private nature of the sale.
     Section 9. Marshalling. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Secured Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral of such Grantor which might cause delay in or impede the enforcement of the Collateral Agent’s and/or any Secured Party’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the extent that it lawfully may do so such Grantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, neither the Collateral Agent nor the Secured Parties shall have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof, other than the duty to use reasonable care in the safe custody of any Pledged Securities in its possession. Without limiting the generality of the foregoing, the Collateral Agent, although it may do so at its option, shall be under no obligation to the Pledgors to take any steps necessary to preserve rights in the Pledged Securities against other parties.
     Section 10. Security Interest Absolute. To the extent permitted by applicable law, the obligations of the Grantors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by the Collateral Agent and/or any Secured Party of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of any instrument evidencing any of the Secured Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for or any guaranty of any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; and whether or not such Grantor shall have notice or knowledge of any of the foregoing.
     Section 11. No Waiver. No failure on the part of the Collateral Agent and/or any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Person of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Collateral Agent and/or any Secured Party or the future holders of any of the Secured Obligations or allowed to any of them by law or other agreement, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by the Collateral Agent and/or any Secured Party or the future holders of any of the Secured Obligations from time to time.
     Section 12. Consents, Amendments and Waivers. Any term of this Agreement may be amended, and the performance or observance by the Grantors of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with the terms of Article 9 of the Indenture.
Section 13. General Provisions Concerning the Collateral Agent.
          (a) By acceptance of the benefits of this Agreement or any other Secured Obligation Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably to consent to the appointment of, and the general provisions regarding, the Collateral Agent hereunder.

          (b) The Collateral Agent has been appointed by the Note Holders as collateral agent pursuant to the Indenture and shall be vested with all of the attendant rights, powers, benefits, privileges and protections set forth in the Indenture (including, without limitation, the right to compensation under Section 7.07 thereof), all of which are incorporated herein, mutatis mutandis, as if a part hereof. Each holder of Secured Obligations by accepting the benefits of this Agreement hereby appoints The Bank of New York Mellon (or any of its successors or assigns hereunder) as its collateral agent under this Agreement and the other Security Documents, and hereby authorizes the Collateral Agent to enter into the Aircraft Security Agreement. The actions of the Collateral Agent hereunder and under the Aircraft Security Agreement are subject to the provisions of the Indenture and of this Article 13. The Collateral Agent shall have the right hereunder and under the Aircraft Security Agreement to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement, the Aircraft Security Agreement and the Indenture. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture for a successor Trustee. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Aircraft Security Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement the Aircraft Security Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement and the Aircraft Security Agreement while it was the Collateral Agent.
          (c) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Collateral.
          (d) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement, the Aircraft Security Agreement and its duties hereunder and thereunder, upon advice of counsel selected by it.
     (e) If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

          (f) The powers conferred on the Collateral Agent hereunder and the Aircraft Security Agreement are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.
          (g) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Collateral or to preserve rights against prior parties. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Agent, and the Collateral Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (ii) notify any Grantor of any decline in the value of any Collateral. The Collateral Agent shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or any other rights pertaining thereto.
          (h) The Collateral Agent shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under this Agreement or the Aircraft Security Agreement or for filing, refiling, recording, re-recording or continuing any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to this Agreement or the Aircraft Security Agreement.
          (i) No provision of this Agreement or the Aircraft Security Agreement shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty.
          (j) The Collateral Agent shall have the right hereunder and under the Aircraft Security Agreement to make demands, to give notices, to exercise or refrain from exercising any rights, and to make or refrain from taking action (including without limitation, the release or substitution of Collateral), in each case in accordance with this Agreement or the Aircraft Security Agreement and the Indenture.
          (k) Upon retiring, the Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and the Aircraft Security Agreement. After any retiring Collateral Agent’s resignation, the provisions of this Agreement and the Aircraft

Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement and the Aircraft Security Agreement while it was the Collateral Agent.
          (l) The Collateral Agent shall not have any liability hereunder except for its own gross negligence or willful misconduct and under no circumstances shall the Collateral Agent be liable for any special, punitive, exemplary or consequential damages.
     (m) (i) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold the Collateral Agent and its officers, employees, shareholders, directors, successors, assigns, agents, legal advisors, and financial advisors (each individually, an “Indemnitee” and collectively, the “Indemnitees”) harmless from and against any and all damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs and expenses of counsel) to the extent that they arise out of or otherwise result from this Agreement or the Aircraft Security Agreement (including, without limitation, enforcement of this Agreement or the Aircraft Security Agreement); provided, however, that the Grantors shall not have any obligation under this paragraph 13(m) to any Indemnitee to the extent caused by such Person’s gross negligence or willful misconduct.
          (ii) Each Grantor jointly and severally agrees to reimburse the Collateral Agent upon demand for the amount of any and all costs and expenses, including the reasonable out-of-pocket fees, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents, which the Collateral Agent may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or the Aircraft Security Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or under or the Aircraft Security Agreement or (D) services rendered as Collateral Agent.
          (iii) Without limiting the application of paragraphs 13(m)(i) or (ii) hereof, each Grantor agrees to pay, or reimburse the Collateral Agent for, any and all third party fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge or any taxes or Lien upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
          (iv) If and to the extent that the obligations of a Grantor under this paragraph 13(m) are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

          (n) The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Instructing Secured Parties by an Act of Instructing Secured Parties and shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action; provided that the Collateral Agent may refuse to follow any such direction that would involve it in personal liability.
     Section 14. Governing Law; Waiver of Trial by Jury. This Agreement and all claims, disputes and matters arising hereunder or related hereto shall be governed by and construed under the laws of the State of New York. The parties acknowledge and submit for themselves and their property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to, the non-exclusive jurisdiction of the state and federal courts located within the County of New York, State of New York over controversies arising from or relating to this Agreement, and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties agree that nothing herein shall limit the right to sue in any other jurisdiction. The parties hereto irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, as well as any right to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages. The Grantors hereby agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable address referred to in Section 19 hereof or at such other address of which the Collateral Agent shall have been notified pursuant thereto. The parties agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
     Section 15. Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except in connection with an action not prohibited by the Indenture, no Grantor may assign or transfer its rights hereunder without the prior written consent of the Collateral Agent and the Instructing Secured Parties. Any assignment or transfer by any Grantor of its rights hereunder that does not comply with the assignment provisions in the Indenture or is in violation of this Agreement shall be void.
     Section 16. Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts and by each party on a separate counterpart, which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.
     Section 17. Termination. Upon a discharge of Secured Obligations, such discharge to be evidenced to the Collateral Agent by an Officers’ Certificate of the Issuer, this Agreement and the Liens and the pledge and security interests created hereunder shall automatically terminate and the Collateral Agent (on behalf of itself and the Secured Parties) shall, subject to payment of its charges, return to the Grantors, at the expense of the Grantors and without recourse or warranty, such Collateral in the possession or control of the Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Collateral Agent hereunder, and shall deliver to the Grantors documents in recordable form (which documents shall be prepared by, and the expense thereof to be borne by, the Grantors) sufficient to discharge the Liens and security interests granted hereunder.
     Section 18. Releases. Notwithstanding anything to the contrary herein, (i) all or a portion of the Collateral may be released from the Liens and security interests created hereby and (ii) a Grantor may be released from its obligations hereunder, in each case as provided in the Indenture.
     Section 19. Notices. Except as otherwise expressly provided herein, notices and other communications shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by fax, as follows:
(a)	if to the Issuer or the Grantors:

GeoEye, Inc. 21700 Atlantic Boulevard Dulles, VA 20166 Facsimile: 703.450.9570

(b)	if to the Collateral Agent or the Indenture Trustee: Kimberly D. Agard — Vice President The Bank of New York Mellon 101 Barclay Street, 8W New York, NY 10286
          Any of the foregoing parties may specify a different or an additional address to which notices should be sent under this Agreement by sending other parties written notice of the new or additional address in the manner provided in this Section.
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the Business Day of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 19 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 19.
     Section 20. Additional Grantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement from time to time subsequent to the date hereof pursuant to any Secured Obligation Document shall become a Grantor (an “Additional Grantor”) and/or Pledgor (an “Additional Pledgor”) under this Agreement for all purposes of this Agreement upon the execution and delivery of a joinder to this Agreement substantially in the form of Exhibit A attached hereto. Upon delivery of any such joinder to the Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor and/or Additional Pledgor shall be a Grantor and, as applicable, Pledgor, and shall be as fully a party hereto as if such Additional Grantor and, as applicable, Additional Pledgor were an original signatory hereof. Each Grantor and/or Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor and/or Pledgor hereunder. This Agreement shall be fully effective as to any Grantor and/or Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor or, as applicable, Pledgor hereunder.
     Section 21. Additional Secured Obligations. On or after the date hereof and from time to time, upon the compliance by any Additional Secured Debtholder with the terms of Section 5.13 of the Pari Passu Intercreditor Agreement and Section 5(i) hereof, the Additional Secured Obligations of such Additional Secured Debtholder shall be deemed to be Additional Secured Obligations hereunder. Each Representative for Additional Secured Debtholders agrees to the appointment of the Collateral Agent as agent for the holders of such Additional Secured Obligations, and the Representative for Additional Secured Obligations shall, on behalf of itself and each Additional Secured Debtholder it represents, be bound by this Agreement.
     Section 22. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     Section 23. Telecommunication Approvals. Notwithstanding any other provision of this Agreement, the Indenture or any Additional Secured Debt Documents to the contrary, no action shall be taken hereunder by the Collateral Agent or any other Secured Party with respect to any item of Collateral that would constitute or result in any transfer (with respect to those issued by the FCC or any other Telecommunications Authority) or assignment (with respect to those issued by NOAA) of any Telecommunications Approvals or any change of control of the holder of any Telecommunications Approvals, if, under then-existing applicable law, regulations and policies, such assignment or change of control would require the prior approval of the Telecommunications Authority issuing such Telecommunications Approvals. If an Event of Default has occurred and is continuing, the Issuer agrees to take, or to cause its Subsidiaries to take, at the Issuer’s expense, any action that is necessary or that the Collateral Agent may reasonably request in order to obtain from such Governmental Body such approval as may be necessary (a) to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and each other agreement, instrument and document delivered to the Collateral Agent in connection herewith and (b) for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request by the Collateral Agent or otherwise, to prepare, sign and file with such Governmental Body the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any license or transfer of control necessary to appropriate under such Governmental Body’s rules and regulations, or for approval of any sale of the Collateral provided by this Agreement by or on behalf of the Collateral Agent or assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms hereof.
     Section 24. Integration; Conflicts. This Agreement and the other Secured Obligation Documents contain and constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of such parties. In the event that there is a conflict between any provision of this Agreement and the Indenture, then the provisions of the Indenture shall control.
     Section 25. Authorization of Financing Statements. Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and each Grantor authorizes the Collateral Agent to use collateral descriptions such as “all personal property” or “all assets”, in each case “whether now owned or hereafter acquired”, words of similar import or any other description the Collateral Agent, in its sole discretion, so chooses in any such financing statements.
     Section 26. Transfer of Pledged Stock and Notation on Books and Records. Each Pledgor hereby irrevocably appoints the Collateral Agent for itself and (for the benefit of the Secured Parties) as agent to arrange for any and all transfers of its Pledged Securities as the Collateral Agent (for itself and for the benefit of the Secured Parties) may from time to time deem advisable and to assist the Collateral Agent in the transfer (solely after the occurrence of and during the continuance of an Event of Default and subject to the receipt of any required Governmental Approvals) of the Pledged Securities into the name of the Collateral Agent or its nominee at any time and/or the provision of instructions to the issuers of uncertificated securities or financial intermediaries to initiate actions to enforce any of the Collateral Agent’s and/or Secured Parties’ rights to such Pledged Securities, the foregoing appointment being deemed a power coupled with an interest and irrevocable. The right to vote the Pledged Securities is governed by Section 7(d)(ii) of this Agreement.
     Section 27. Payment of Taxes, Charges, etc. At any time following the occurrence or during the continuation of an Event of Default, if Pledgor fails to pay when due and payments have been delinquent for thirty (30) days, the Collateral Agent, at its option, may (but shall not be obligated to) discharge any taxes, charges, assessments, security interests, Liens or other encumbrances upon the Pledged Securities or otherwise protect the value thereof. All such expenditures incurred by the Collateral Agency shall be payable by the Pledgors to the Collateral Agent upon demand.
     Section 28. Waivers. Each Grantor hereby waives demand, payment, notice of dishonor or protest and all other notices of any kind in connection with the Secured Obligations, and all other notices to which such Grantor might otherwise be entitled, except as otherwise expressly provided herein or in the Secured Obligation Documents. The Collateral Agent may

release, supersede, exchange or modify any other collateral security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to the Pledgors. Such modifications, charges, renewals, releases or other actions shall in no way affect the Pledgors’ obligations hereunder.
     Section 29. Rights. No course of dealing between the Pledgors, the Collateral Agent and/or the Secured Parties nor any delay in exercising, on the part of the Collateral Agent and/or any Secured Party of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any rights, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the UCC.
     Section 30. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any other holder or holders of any Secured Obligations and may be executed in two or more counterparts, each of which shall together constitute one and the same agreement.
     Section 31. Survival. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the other Secured Obligation Documents and shall continue until payment in full of all Secured Obligations.
     Section 32. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to any Security Document (including, without limitation, this Agreement) and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Security Document are subject to the provisions of each Intercreditor Agreement, as applicable. In the event of any conflict between the terms of any Intercreditor Agreement, this Agreement and any other Security Document, the terms of the applicable Intercreditor Agreement shall govern and control with respect to any right or remedy.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized representatives as of the date first written above.

GeoEye, Inc.

By:	/s/ Joseph F. Greeves

	Name:	Joseph F. Greeves
	Title:	Executive Vice President
and Chief Financial Officer
[Signature Page to Security Agreement]

GUARANTORS:

ORBIMAGE Inc.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Senior Vice President,
General Counsel and Secretary

ORBIMAGE SI Holdco Inc.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Vice President and Secretary

ORBIMAGE SI Opco Inc.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Vice President and Secretary

i5, Inc.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Vice President and Secretary

M.J. Harden Associates, Inc.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Vice President and Secretary

ORBIMAGE License Corp.

By:	/s/ William L. Warren

	Name:	William L. Warren
	Title:	Vice President and Secretary
[Signature Page to Security Agreement]

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:	/s/ Christopher Greene Name: Christopher Greene
Title: Vice President
[Signature Page to Security Agreement]

SCHEDULE I
TO
SECURITY AGREEMENT
U.S. and Foreign Patents and Patent Applications
Orbimage SI Opco Inc.

Title	App./Reg. No.
Tonal balancing of multiple images	7,236,646 (App. # 10/423,720)
Estimation of coefficients for a rational polynomial camera model	7,421,151
Enhancing the resolution of multi-spectral image data with panchromatic image data using super resolution pan-sharpening	5,949,914
Image warp	7,269,299 (App. # 10/684,295)
*Tonal balancing of multiple images	7,317,844
System for matching nodes of spatial data sources	6,408,085
Apparatuses and methods for mapping image coordinates to ground coordinates	6,735,348
Analysis of multi-spectral data for extraction of chlorophyll content	6,366,681
Estimation of Coefficients for a Rational Polynomial Camera Model	10/849,276
Semi-Automatic Extraction of Linear Features from Image Data	11/764,765
Image Warp	11/835,169
Semi-Automatic Extraction of Linear Features from Multispectral Image Data	11/416,282
Semi-Automatic Extraction of Linear Features from Radar Image Data	11/416,276

*	USPTO records indicate that the patent is owned by ORBIMAGE SI Opco Inc. DBA GeoEye.
Schedule I

SCHEDULE II
TO
SECURITY AGREEMENT
U.S. and Foreign Trademark Registrations and Applications
Orbimage Inc.
U.S.

Title	App./Reg. No.
GEOEYE AND DESIGN	3,370,534
ORBVIEW	2,091,116
TRIFID	1,700,341
TRIFID AND DESIGN	1,698,907
ORBIMAGE	2,039,409
SEE THE POSSIBILITIES	2,727,428
*GEOEYE	3,529,980
*GEOESP	77/635,400
*SEE THE WORLD	3,470,977
*IMAGE THE WORLD, IMAGINE THE POSSIBILITIES	77/412,870

*	USPTO records indicate that the trademark registration/application is owned by ORBIMAGE Inc. DBA GeoEye.
Foreign

International Register (Madrid)	896884 16-MAR-2006	Protection extended to: Australia, Bahrain, the EU, North Korea, South Korea, Poland, Turkey
Orbimage SI Opco Inc.
U.S.

Title	App./Reg. No.
IKONOS	2,650,079
CARTERRA	2,105,901
CARTERRA	2,047,487
ROADTRACKER	3,482,049
*MJ HARDEN	3,519,225

*	USPTO records indicate that the trademark registration/application is owned by ORBIMAGE SI Opco Inc. DBA GeoEye.
Schedule II

Additional Foreign Trademarks
The following foreign trademarks were assigned to Orbimage SI Opco Inc. (“Opco”) pursuant to that certain Trademark Assignment, dated as of January 10, 2006, made by Space Imaging LLC in favor of Opco. The assignment was not recorded in any of the jurisdictions listed below, because all such trademarks are immaterial to the business of the Grantors and will be abandoned.

COUNTRY
OWNER	MARK	REG. NO.
Australia	SPACE IMAGING and design	649692
Space Imaging, Inc.
Australia	SPACE IMAGING and design	649693
Space Imaging, Inc.
Australia	SPACE IMAGING and design	649694
Space Imaging, Inc.
Brazil	CARTERRA	822781182
Space Imaging, LLC
Brazil	CARTERRA	822781247
Space Imaging, LLC
Brazil	CARTERRA	822781190
Space Imaging, LLC
Brazil	SPACE IMAGING	818414146
Space Imaging, Inc.
Brazil	SPACE IMAGING	818414154
Space Imaging, Inc.
Brazil	SPACE IMAGING	818414332
Space Imaging, Inc.
Brazil	SPACE IMAGING DO BRASIL and design	824683919
Space Imaging, Inc.
Brazil	SPACE IMAGING DO BRASIL and design	824683935
Space Imaging, Inc.
Brazil	SPACE IMAGING DO BRASIL and design	824683862
Space Imaging, Inc.
Brunei	SPACE IMAGING	20,252
Space Imaging, Inc.
Brunei	SPACE IMAGING	20,968
Space Imaging, Inc.
Brunei	SPACE IMAGING and design	20,341
Space Imaging, Inc.
Schedule II

COUNTRY
OWNER	MARK	REG. NO.
China	SPACE IMAGING	975811
Space Imaging, Inc.
China	SPACE IMAGING	968290
Space Imaging, Inc.
China	SPACE IMAGING	947672
Space Imaging, Inc.
China	SPACE IMAGING and design	975842
Space Imaging, Inc.
China	SPACE IMAGING and design	968291
Space Imaging, Inc.
China	SPACE IMAGING and design	943791
Space Imaging, Inc.
CTM	CARTERRA	1602457
Space Imaging, LLC
Ecuador	CARTERRA	11064-01
Space Imaging, LLC
Ecuador	CARTERRA	11065-01
Space Imaging, LLC
Ecuador	CARTERRA	3557-01
Space Imaging, LLC
Egypt	SPACE IMAGING	93851
Space Imaging, Inc.
Egypt	SPACE IMAGING	93853
Space Imaging, Inc.
Egypt	SPACE IMAGING	93855
Space Imaging, Inc.
Egypt	SPACE IMAGING and design	93852
Space Imaging, Inc.
Egypt	SPACE IMAGING and design	93854
Space Imaging, Inc.
Egypt	SPACE IMAGING and design	93856
Space Imaging, Inc.
Finland	SPACE IMAGING	201781
Space Imaging, Inc.
Finland	SPACE IMAGING and design	201782
Space Imaging, Inc.
France	SPACE IMAGING	95 557 052
Space Imaging, Inc.
Schedule II

COUNTRY
OWNER	MARK	REG. NO.
France Space Imaging, Inc.	SPACE IMAGING and design	95557051
Germany Space Imaging, Inc.	SPACE IMAGING and design	2 911 766
Hong Kong Space Imaging, Inc.	SPACE IMAGING and design	1998B1904
Hong Kong Space Imaging, Inc.	SPACE IMAGING and design	1998B1905
Hong Kong Space Imaging, Inc.	SPACE IMAGING and design	1998B00843
India Space Imaging, Inc.	SPACE IMAGING	654810
India Space Imaging, Inc.	SPACE IMAGING and design	654812
Israel Space Imaging LLC	CARTERRA	137302
Israel Space Imaging LLC	CARTERRA	137303
Israel Space Imaging LLC	CARTERRA	137304
Israel Space Imaging, Inc.	SPACE IMAGING	96434
Israel Space Imaging, Inc.	SPACE IMAGING	96435
Israel Space Imaging, Inc.	SPACE IMAGING	96436
Israel Space Imaging, Inc.	SPACE IMAGING and design	96437
Israel Space Imaging, Inc.	SPACE IMAGING and design	96438
Israel Space Imaging, Inc.	SPACE IMAGING and design	96439
Japan Space Imaging LLC	CARTERRA	4,740,871
Japan Space Imaging, Inc.	SPACE IMAGING	3339905
Japan Space Imaging, Inc.	SPACE IMAGING	3345106
Schedule II

COUNTRY
OWNER	MARK	REG. NO.
Japan	SPACE IMAGING	4167820
Space Imaging, Inc.
Korea	CARTERRA	6,504
Space Imaging LLC
Korea	SPACE IMAGING	346574
Space Imaging, Inc.
Korea	SPACE IMAGING	343153
Space Imaging, Inc.
Korea	SPACE IMAGING	34119
Space Imaging, Inc.
Korea	SPACE IMAGING and design	346575
Space Imaging, Inc.
Korea	SPACE IMAGING and design	343154
Space Imaging, Inc.
Korea	SPACE IMAGING and design	34120
Space Imaging, Inc.
Mexico	CARTERRA	658,076
Space Imaging LLC
Mexico	CARTERRA	658,077
Space Imaging LLC
Mexico	CARTERRA	658,078
Space Imaging LLC
Myanmar	SPACE IMAGING	IV/2093/2002
Space Imaging, Inc.
Myanmar	SPACE IMAGING and design	IV/2094/2002
Space Imaging, Inc.
Saudi Arabia	SPACE IMAGING and design	635/12
Space Imaging, Inc.
Saudi Arabia	SPACE IMAGING and design	635/52
Space Imaging, Inc.
Singapore	SPACE IMAGING	T95/01222G
Space Imaging, Inc.
Singapore	SPACE IMAGING	T95/01223E
Space Imaging, Inc.
Singapore	SPACE IMAGING	T95/01224C
Space Imaging, Inc.
Singapore	SPACE IMAGING and design	T95/01225A
Space Imaging, Inc.
Schedule II

COUNTRY
OWNER	MARK	REG. NO.
Singapore	SPACE IMAGING and design	T95/01226Z
Space Imaging, Inc.
Singapore	SPACE IMAGING and design	T95/01227H
Space Imaging, Inc.
South Africa	SPACE IMAGING	95/04175
Space Imaging, Inc.
South Africa	SPACE IMAGING	95/04176
Space Imaging, Inc.
South Africa	SPACE IMAGING	95/04177
Space Imaging, Inc.
South Africa	SPACE IMAGING and design	95/04178
Space Imaging, Inc.
South Africa	SPACE IMAGING and design	95/04179
Space Imaging, Inc.
South Africa	SPACE IMAGING and design	95/04180
Space Imaging, Inc.
SPAIN	SPACE IMAGING	1945194
Space Imaging, Inc.
SPAIN	SPACE IMAGING	1945195
Space Imaging, Inc.
Spain	SPACE IMAGING	1945196
Space Imaging, Inc.
Spain	SPACE IMAGING and design	1945197
Space Imaging, Inc.
Spain	SPACE IMAGING and design	1945198
Space Imaging, Inc.
Spain	SPACE IMAGING and design	1945199
Space Imaging, Inc.
Taiwan	SPACE IMAGING	729951
Space Imaging, Inc.
Taiwan	SPACE IMAGING	723773
Space Imaging, Inc.
Taiwan	SPACE IMAGING	84910
Space Imaging, Inc.
Taiwan	SPACE IMAGING and design	726293
Space Imaging, Inc.
Thailand	SPACE IMAGING	KOR 181262
Space Imaging, Inc.
Schedule II

COUNTRY
OWNER	MARK	REG. NO.
Thailand	SPACE IMAGING	KOR 180622
Space Imaging, Inc.
Thailand	SPACE IMAGING	Bor 19808
Space Imaging, Inc.
Thailand	SPACE IMAGING and design	Kor182051
Space Imaging, Inc.
Thailand	SPACE IMAGING and design	KOR 180623
Space Imaging, Inc.
Thailand	SPACE IMAGING and design	Bor 19809
Space Imaging, Inc.
United Arab Emirates	SPACE IMAGING	39267
Space Imaging, Inc.
United Arab Emirates	SPACE IMAGING and design	36228
Space Imaging, Inc.
Venezuela	CARTERRA	P-233.101
Space Imaging LLC
Venezuela	CARTERRA	P-233.102
Space Imaging LLC
Venezuela	CARTERRA	S-17.248
Space Imaging LLC
Schedule II

SCHEDULE III
TO
SECURITY AGREEMENT
U.S. and Foreign Copyright Registrations and Applications
Orbimage SI Opco Inc.

Title	App./Reg. No.
RoadTracker software	TXU001216762
M.J. Harden Associates, Inc.

Title	App./Reg. No.
PipeView	TXU000739122
Schedule III

SCHEDULE IV
TO
SECURITY AGREEMENT
Commercial Tort Claims
None.
Schedule IV

SCHEDULE V
TO
SECURITY AGREEMENT
Liens

	Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
1	Geoeye, Inc. 12076 Grant St. Thorton, CO 80020	General Electric Capital Corporation P.O. Box 35701 Billings, MT 59107-570	Original 2009 2865092	09/04/09	DE SOS	Leased equipment.
2	M.J. Harden Associates, Inc. 1019 Admiral Blvd. Kansas City, MO 64106	General Electric Capital Corporation 44-2 Old Ridgebury Road Danbury, CT 06810	Original 20050003042H	01/11/05	MO SOS	Exhibit A not available, per MO SOS
3	M.J. Harden Associates, Inc. 1019 Admiral Blvd. Kansas City, MO 64106	General Electric Capital Corporation 44-2 Old Ridgebury Road Danbury, CT 06810	Original 20050007654M	01/14/05	MO SOS	Equipment
4	M.J. Harden Associates, Inc. 5700 Broadmoor Street Mission, KS 66202	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	Original 20060097800C	09/07/06	MO SOS	Leased equipment
5	Orbimage Inc. 21700 Atlantic Blvd Dulles, VA 20166	Wachovia Bank, National Association Roanoke, VA 24019	N/A	Entered into 3/31/09	N/A	All of Debtor’s deposit accounts with Wachovia Bank, National Association (“Bank”) and affiliates of Bank, including deposit account(s) number(s) 2000036255283
Schedule V

SCHEDULE VI
TO
SECURITY AGREEMENT
Capital Stock
GeoEye, Inc.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Orbimage Inc.	Common	2	1,000
Orbimage SI Holdco Inc.	Common	1	1,000
Orbimage Inc.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Orbimage License Corp.	Common	1	1,000
Orbimage SI Holdco Inc.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Orbimage SI Opco Inc.	Common	C-1	1,000
Orbimage SI Opco Inc.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
i5 Inc.	Common	8	1,000,000
i5 Inc.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
M.J. Harden Associates Inc.	Common	CS-1	211
Schedule VI

SCHEDULE VII
TO
SECURITY AGREEMENT
Notes
None.
Schedule VII

SCHEDULE VIII
TO
SECURITY AGREEMENT
Outstanding Options, Warrants or Other Rights Related to Capital Stock
None.
Schedule VIII

ATTACHMENT A
TO
SECURITY AGREEMENT
GRANT OF SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS
          This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of October 9, 2009 is made by [name of Issuer or Grantor], a [state] [form of entity], located at [address] (the “Grantor”), in favor of The Bank of New York Mellon, a New York banking corporation, located at 101 Barclay Street, 8W, New York, NY 10286, as Collateral Agent (the “Collateral Agent”) for the Secured Parties under the Indenture, dated as of October 9, 2009 (the “Indenture”), among GeoEye, Inc. (“Issuer”), the other Grantors and the Trustee, pursuant to which the Company has issued $400,000,000 in aggregate principal amount of its 9.625% Senior Secured Notes due 2015 (the “Notes”).
W I T N E S S E T H:
          WHEREAS, the terms of the Indenture require that the Grantors shall have entered into agreements in order to grant to the Collateral Agent for the benefit of the holders of the outstanding Notes a security interest in the Collateral;
          WHEREAS, in connection with the Indenture, the Issuer and certain Subsidiaries have executed and delivered a Security Agreement, dated as of October 9, 2009, in favor of the Collateral Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);
          WHEREAS, pursuant to the Security Agreement, the Grantor pledged and granted to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties described therein a continuing security interest in all Intellectual Property Collateral, including the [Trademarks/Patents/Copyrights]; and
          WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
          NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Collateral Agent and the Secured Parties, as follows:
     Section 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Indenture and the Security Agreement.

     Section 2. Grant of Security Interest. The Grantor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Grantor’s right, title and interest in, to and under the [Trademarks/Patents/Copyrights/Licenses] (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Intellectual Property Collateral”), to the Collateral Agent for its benefit and the benefit of the Secured Parties to secure payment, performance and observance of the Secured Obligations.
     Section 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office. The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.
     Section 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Indenture and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.
     Section 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:
Date:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:
Date:

ACKNOWLEDGMENT OF [GRANTOR]

STATE OF	)
) ss
COUNTY OF	)
          On the ___ day of                     , 20___, before me personally came                     , who is personally known to me to be the                                  of [name of Grantor], a [state] [form of entity]; who, being duly sworn, did depose and say that she/he                                          is the of such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the [governing body of entity — ie, Board of Directors] of such [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public

(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF COLLATERAL AGENT

STATE OF	)
) ss
COUNTY OF	)
          On the ___ day of                     , 20___, before me personally came                     , who is personally known to me to be the                                          of The Bank of New York Mellon, a New York banking corporation; who, being duly sworn, did depose and say that she/he                                          is the of such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

SCHEDULE A
U.S. [Patent/Trademark/Copyright] Registrations and Applications
[For Patents:]

Patent	Patent or Application Number

[For Trademarks:]

Trademark	Registration or Serial Number

[For Copyrights:]

Copyright	Registration Number

U.S. [Patent/Trademark/Copyright] Licenses

EXHIBIT A
TO
SECURITY AGREEMENT
Form of Joinder to Security Agreement
     The undersigned,                     , a                     , hereby joins in the execution of that certain Security Agreement dated as of October 9, 2009 (the “Security Agreement”), issued and executed by each Person that is or becomes a Grantor and/or a Pledgor, as applicable, thereunder on and/or after the date and pursuant to the terms thereof to and in favor of the Collateral Agent, for itself and for the benefit of the Secured Parties thereunder. By executing this Joinder, the undersigned hereby agrees that it is a Grantor and/or a Pledgor, as applicable, thereunder with the same force and effect as if originally named therein as a Grantor and/or a Pledgor, as applicable. In furtherance of the foregoing, the undersigned, as security for the due and prompt payment and performance by the Grantors of the Secured Obligations, does hereby grant to the Collateral Agent, for itself and for the benefit of the Secured Parties, a security interest in and Lien on all of the undersigned’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, including the shares of Capital Stock listed opposite its name on schedule I hereto and any other or additional shares acquired by the undersigned after the date hereof and the notes listed opposite its name on Schedule II hereto and any other or additional notes acquired by such Pledgor after the date hereof. The undersigned agrees to be bound by all of the terms and provisions of the Security Agreement and represents and warrants that the representations and warranties set forth in Section 4 of the Security Agreement are, with respect to the undersigned, true, complete and correct as of the date hereof. Without limiting the generality of the foregoing, the undersigned authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under the Security Agreement, and the undersigned authorizes the Collateral Agent to use collateral descriptions such as “all personal property” or “all assets”, in each case “whether now owned or hereafter acquired”, words of similar import or any other description the Collateral Agent, in its sole discretion, so chooses in any such financing statements. Each reference to a Grantor or Pledgor, as applicable, in the Security Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Security Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of                                         , 20___.

[NAME OF GRANTOR/PLEDGOR]

By:
Name:
Title:
Address:
Exhibit A

AGREED AND ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title: